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                             TELETECH HOLDINGS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

       THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "AGREEMENT") is entered into between TELETECH HOLDINGS, INC., a Delaware corporation ("TELETECH"), and Scott Thompson ("OPTIONEE"), as of October 18, 1999 (the "GRANT DATE"). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

       1. GRANT OF OPTION. Subject to the terms and conditions of the TeleTech Holdings, Inc. Stock Plan (the "PLAN"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, TeleTech grants to Optionee an option (the "OPTION") to purchase 700,000 shares (the "SHARES") of TeleTech's common stock, $.01 par value (the "COMMON STOCK"), at a price equal to $13.125 per share (the "OPTION PRICE"). The Option Price has been determined by the Compensation Committee of the Board of Directors of TeleTech (the "COMMITTEE"), acting in good faith, to be the fair market value of the Common Stock on the Grant Date based upon the last sale price for Common Stock reported by The Nasdaq Stock Market, Inc. ("Nasdaq") as of the close of business on the Grant Date.

       The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"). All provisions of this Agreement are to be construed in conformity with this intention.

       2. TERM: OPTION RIGHTS. Except as provided below, the Option shall be valid for a term commencing on the Grant Date and ending 10 years after the Grant Date (the "EXPIRATION DATE").

              (a) RIGHTS UPON TERMINATION OF EMPLOYMENT. If Optionee ceases to be employed by TeleTech or any of its subsidiaries or affiliates (collectively, the "SUBSIDIARIES") for any reason other than (i) for "Cause" (as defined herein), (ii) Optionee's death, or (iii) Optionee's mental, physical or emotional disability or condition (a "DISABILITY"), the Option shall be exercisable at any time prior to the earlier of the Expiration Date or the date three months after the date of termination of Optionee's employment.

              (b) RIGHTS UPON TERMINATION FOR CAUSE. If Optionee's employment with TeleTech and/or its Subsidiaries is terminated for Cause, the Option shall be immediately cancelled, no portion of the Option may be exercised thereafter and Optionee shall forfeit all rights to the Option. The term "Cause" shall have the meaning given to such term or to the term "For Cause" or other similar phrase in Optionee's Employment Agreement with TeleTech or any Subsidiary; provided, however, that (i) if at any time Optionee's employment with TeleTech or any Subsidiary is not governed by an employment agreement, then the term "Cause" shall have the meaning given to such term in the Plan, and (ii) "Cause" shall exclude Optionee's death or Disability.

              (c) RIGHTS UPON OPTIONEE'S DEATH OR DISABILITY. If Optionee's employment

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with TeleTech and/or its Subsidiaries is terminated as a result of (i)
Optionee's death, the Option may be exercised at any time prior to the earlier of the Expiration Date or the date six months after the date of Optionee's death, or (ii) Optionee's Disability, the Option may be exercised at any time prior to the earlier of the Expiration Date or the date six months after the date of Optionee's employment is terminated as a result of Optionee's Disability.

       3. VESTING. The Option may only be exercised to the extent vested. Any vested portion of the Option may be exercised at any time in whole or from time to time in part. The Option shall vest in accordance with the following schedule (each date set forth below, a "VESTING DATE"):

                                                              Cumulative
                                                              Percentage of
                  Vesting Date                                Option Vested
                  ------------                                -------------
                  October 18, 2000                                  20%

                  October 18, 2001                                  40%

                  October 18, 2002                                  60%

                  October 18, 2003                                  80%

                  October 18, 2004                                 100%

Optionee must be employed by TeleTech or any Subsidiary on any Vesting Date, in order to vest in the portion of the Option set forth in the chart above that vests on such Vesting Date. Except as provided in Section 3A below, no portion of the Option shall vest between Vesting Dates; if Optionee ceases to be employed by TeleTech or any Subsidiary, then any portion of the Option that is scheduled to vest on any Vesting Date after the date Optionee's employment is terminated automatically shall be forfeited as of the termination of employment. Except as provided in Section 3A below, if Optionee's employment with TeleTech or any Subsidiary is terminated for any reason, any portion of the Option which is not then vested shall be immediately forfeited; provided, however, that a transfer or reassignment of Optionee from TeleTech to any Subsidiary, or VICE VERSA, shall not constitute a termination of employment for purposes of this Agreement.

       3A.    ACCELERATED VESTING.

              (a) VESTING FOLLOWING A CHANGE IN CONTROL. Notwithstanding the vesting schedule contained in Section 3,

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                     (i)    upon a Change in Control (as hereinafter
defined), any unvested portion of the Option that is scheduled to vest (pursuant to Section 3) within 24 months following the date the Change of Control becomes effective shall vest and become immediately exercisable as of the effective date of the Change of Control, with the remainder of the unvested portion of the Option vesting pursuant to Section 3, as accelerated by this Section 3A and clarified by the following example:

              For example, assume that on June 1, 1999 an optionee was granted an option to acquire 10,000 shares of Common Stock, which option vests over five years, pro rata, on each anniversary of the grant date. On June 5, 2000, a Change of Control is consummated. As of June 5, 2000, the optionee will be fully vested in the option with respect to 6,000 shares (i.e., the 2,000 shares that vested on June 1, 2000, plus an additional 4,000 shares that vested on June 5, 2000 in accordance with the accelerated vesting provisions of this Section 3A), and the remaining unvested portion of the option would vest (assuming all other conditions to vesting are satisfied) with respect to the remaining 4,000 shares on each of June 1, 2001 (2,000 shares) and June 2, 2002 (2,000 shares).

                     (ii) if Optionee's employment with TeleTech or any Subsidiary is terminated within 24 months following a Change in Control, then the entire amount of the Option shall become 100% vested and immediately exercisable as of the Termination Date (as defined herein); PROVIDED, HOWEVER, that the accelerated vesting described in the foregoing clause (ii) shall not apply if Optionee's employment with TeleTech is terminated (A) by Optionee for any reason other than for "Good Reason" (as defined herein), or (B) by TeleTech for "Cause" (as defined herein).


              (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of this Agreement, "CHANGE IN CONTROL" means the occurrence of any one of the following events:

                     (i) any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation;

                     (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a "DISPOSITION"); PROVIDED, HOWEVER, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51% of the then outstanding Common


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Stock and/or other voting securities of TeleTech immediately prior to such
Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;

                     (iii) approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval;

                     (iv) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; PROVIDED, HOWEVER, that for purposes of the foregoing, "person" excludes Kenneth D. Tuchman and his affiliates; PROVIDED, FURTHER that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or

                     (v) if, during any period of 15 consecutive calendar months commencing on September 1, 1999, those individuals (the "CONTINUING DIRECTORS") who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

              (c) OTHER DEFINITIONS. For purposes of this Section 3A, the following terms have the meanings ascribed to them below:

                     (i) "CAUSE" has the meaning given to such term, or to the term "For Cause" or other similar phrase, in Optionee's Employment Agreement with TeleTech or any Subsidiary, if any; PROVIDED, HOWEVER, that if at any time Optionee's employment with TeleTech or any Subsidiary is not governed by an employment agreement, then the term "Cause" shall have the meaning given to such term in the Plan; PROVIDED, FURTHER, that, notwithstanding the provisions of Optionee's Employment Agreement or of the Plan, for purposes of this Agreement, TeleTech shall have the burden to prove that Optionee's employment was terminated for "Cause."

                     (ii) "TERMINATION DATE" means the latest day on which Optionee is expected to report to work and is responsible for the performance of services to or on behalf of TeleTech or any Subsidiary, notwithstanding that Optionee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and

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                     (iii)  "GOOD REASON" means (A) any reduction in
Optionee's base salary; PROVIDED THAT a reduction in Optionee's base salary of 10% or less does not constitute "Good Reason" if such reduction is effected in connection with a reduction in compensation that is applicable generally to officers and senior management of TeleTech; (B) Optionee's responsibilities or areas of supervision within TeleTech or its Subsidiaries are substantially reduced; or (C) Optionee's principal office is relocated outside the metropolitan area in which Optionee's office was located immediately prior to the Change in Control; PROVIDED, HOWEVER, that temporary assignments made for the good of TeleTech's business shall not constitute such a move of office location; or (D) for any reason defined as "Good Cause" in Optionee's Employment Agreement with TeleTech or any subsidiary.

              (d) VESTING FOLLOWING TERMINATION BY TELETECH OTHER THAN FOR CAUSE. In the event that Optionee's employment with TeleTech is terminated by TeleTech for any reason other than for "Cause" (as defined above) within one year of the Grant Date, the unvested portion of the Option that is scheduled to vest on October 18, 2000, including any portion of the Option which has vested in accordance with Section 3A(e) below as of the Termination Date, shall vest and become immediately exercisable as of the day after Optionee's last day of employment with TeleTech.

              (e) VESTING BASED ON PERFORMANCE CRITERIA. In the event that TeleTech's closing stock price, as reported by Nasdaq, is equal to, or exceeds, any one of the per share prices set forth below for 120 consecutive days (the "Price Period"), the following percentage of the portion of the Option then remaining unvested shall vest and become immediately exercisable as of the last day of such Price Period:

                               Price Per Share                    Percentage of Option Vested
                               ---------------                    ---------------------------
                                   $ 25.00                                   25%
                                   $ 30.00                                   50%
                                   $ 40.00                                   75%
                                   $ 50.00                                   100%

       4. PROCEDURE FOR EXERCISE. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to TeleTech in accordance with the Plan and payment of the aggregate Option Price for the number of Shares to be acquired pursuant to such exercise.

       5. PAYMENT FOR SHARES. Payment of the Option Price (or portion thereof) shall be made in cash or by such other method as may be permitted by the Committee in accordance with the provisions of the Plan. No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.

       6. OPTIONS NOT TRANSFERABLE AND SUBJECT TO CERTAIN RESTRICTIONS. The Option may

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

not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During Optionee's lifetime, the Option may be exercised only by the Optionee or by a legally authorized representative. In the event of Optionee's death, the Option may be exercised by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

       7. ACCEPTANCE OF PLAN. Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

       8. NO RIGHT TO EMPLOYMENT. Nothing herein contained shall confer upon Optionee any right to continuation of employment by TeleTech or any Subsidiary, or interfere with the right of TeleTech or any Subsidiary to terminate at any time the employment of Optionee. Nothing contained herein shall confer any rights upon Optionee as a stockholder of TeleTech, unless and until Optionee actually receives Shares.

       9. COMPLIANCE WITH SECURITIES LAWS. The Option shall not be exercisable and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for TeleTech with respect to such compliance. If, in the opinion of counsel for TeleTech, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, TeleTech may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

       10. ADJUSTMENTS. Subject to the sole discretion of the Board of Directors, TeleTech may, with respect to any unexercised portion of the Option, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered by the Option and in the applicable exercise price thereof in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech. For purposes of this Section 10, a change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.

       11. NO OTHER RIGHTS. Optionee hereby acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by TeleTech, any Subsidiary or anyone acting on their behalf with respect to Optionee's right to

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

acquire any shares of Common Stock, stock options or awards under the Plan, and Optionee hereby releases, acquits and forever discharges TeleTech, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against TeleTech, any Subsidiary or anyone acting on their behalf with respect thereto.

       12. CONFIDENTIALITY. OPTIONEE AGREES NOT TO DISCLOSE, DIRECTLY OR INDIRECTLY, TO ANY OTHER EMPLOYEE OF TELETECH AND TO KEEP CONFIDENTIAL ALL INFORMATION RELATING TO ANY OPTIONS OR OTHER AWARDS GRANTED TO OPTIONEE, PURSUANT TO THE PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD, THE EXERCISE PRICE AND THE RATE OF VESTING THEREOF; PROVIDED THAT OPTIONEE SHALL BE ENTITLED TO DISCLOSE SUCH INFORMATION TO SUCH OF OPTIONEE'S ADVISORS, REPRESENTATIVES OR AGENTS, OR TO SUCH OF TELETECH'S OFFICERS, ADVISORS, REPRESENTATIVES OR AGENTS (INCLUDING LEGAL AND ACCOUNTING ADVISORS), WHO HAVE A NEED TO KNOW SUCH INFORMATION FOR LEGITIMATE TAX, FINANCIAL PLANNING OR OTHER SUCH PURPOSES.

       13. SEVERABILITY. Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 13, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

       14. REFERENCES. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Plan.

       15. ENTIRE AGREEMENT. This Agreement (including the Plan, which is incorporated herein) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Optionee relating to Optionee's entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.

       16. AMENDMENT. This Agreement may be amended and/or terminated at any time by mutual written agreement of TeleTech and Optionee.

       17. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Optionee and Optionee's respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       18. GOVERNING LAW. The construction and operation of this Agreement are governed

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by the laws of the State of Delaware (without regard to its conflict of laws provisions).








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Executed as of the date first written above.


                                       TELETECH HOLDINGS, INC.




                                        By:
                                           -------------------------------------
                                           Norman Blome,
                                           Chief Financial Officer





                                        ----------------------------------------
                                        Signature of Optionee



                                        Scott Thompson
                                        ----------------------------------------
                                        Printed Name of Optionee



                                        ###-##-####
                                        ----------------------------------------
                                        Optionee's Social Security Number


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